Exhibit 99.1
FOR IMMEDIATE RELEASE
Company Contacts:

Andrew R. Speaker	David B. Merclean
President & CEO	Senior Vice President & CFO
Mercer Insurance Group, Inc.	Mercer Insurance Group, Inc.
(609) 737-0426	(609) 737-0426
Mercer Insurance Group, Inc. reports earnings for the six months and quarter ended June 30, 2009
Pennington, New Jersey, July 29, 2009 – Mercer Insurance Group, Inc. (Nasdaq: MIGP) reported today its operating results for the six months and quarter ended June 30, 2009.
2nd Quarter highlights:
•	Net income of $0.60 per diluted share versus $0.51 per diluted share in the prior year’s quarter,
•	Operating income of $0.55 per diluted share versus $0.49 per diluted share in the prior year’s quarter,
•	A GAAP combined ratio of 97.4% versus 98.2% in the prior year’s quarter,
•	Book value per diluted share of $23.87.
Andrew R. Speaker, President and CEO, in commenting on the results, said “We are extremely pleased with our operating results for the quarter, which were at an all-time high. These results reflect our disciplined underwriting approach and were enhanced by aggressive expense management and reinsurance changes implemented over the past few years.”
Speaker noted “Despite challenges to direct premium writings as a result of the continued slow economic environment, we have had some success with new products we’ve introduced into our various states. These product introductions have helped offset some of the loss in writings that have occurred as exposures are reduced by the extended recession.”
Speaker concluded “Our capital position grew again during the quarter as our strong investment portfolio performed well. While we recorded a small provision for declines in fair value of securities considered to be other than temporary during the quarter, overall both our fixed income and equity portfolios showed good appreciation in value. Our balance sheet remains strong and we are well positioned from a risk selection standpoint. ”

Financial Summary (in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	(unaudited)		(unaudited)
	2009	2008	2009	2008
Total revenue	$39,530	$42,708	$78,722	$84,781
Net premiums written	40,326	43,749	72,182	78,288
Net premiums earned	34,952	38,644	70,534	77,721
Net investment income	3,625	3,343	7,228	6,704
Net realized gains (losses) on investments	402	157	(79)	(663)
Net income	3,750	3,233	6,641	5,825

Earnings per share — Basic	$0.61	$0.52	$1.07	$0.94
Earnings per share — Diluted	$0.60	$0.51	$1.06	$0.91

Combined ratio	97.4%	98.2%	97.9	98.2%
Book value per share			$23.87	$21.78

Reconciliation of non-GAAP financial measures:

Net income	$3,750	$3,233	$6,641	$5,825
Net realized gains (losses) on investments, net of tax	266	102	(52)	(431)
Net operating income	3,484	3,131	6,693	6,256

Operating earnings per share — Basic	$.56	$0.50	$1.08	$1.00
Operating earnings per share — Diluted	$.55	$0.49	$1.07	$0.98
In the quarter ended June 30, 2009, the Company reported GAAP net income under U.S. generally accepted accounting principles (GAAP) of $3.8 million, or $0.60 per diluted share. This result compares to net income of $3.2 million, or $0.51 per diluted share, for the same quarter in the previous year. Operating earnings increased to $3.5 million from the $3.1 million reported in the prior year’s quarter.
In the six months ended June 30, 2009, the Company reported GAAP net income of $6.6 million, or $1.06 per diluted share. This result compares to net income of $5.8 million, or $0.91 per diluted share, for the same period in the previous year. Operating earnings increased to $6.7 million from $6.3 million in the prior year.

The Board of Directors of Mercer Insurance Group, Inc. has approved a dividend of $0.075 per share, to be paid on September 28, 2009 to shareholders of record on September 11, 2009.
Operating income and operating earnings per share are non-GAAP financial measures that we present because we believe they enhance an investor’s understanding of Mercer’s core operating performance. Operating income and operating earnings per share consist of net earnings adjusted for after-tax net realized investment gains and losses.
Mercer Insurance Group, Inc. offers commercial and personal lines of insurance to businesses and individuals principally in seven states through its insurance subsidiaries: Mercer Insurance Company, Mercer Insurance Company of New Jersey, Inc., Financial Pacific Insurance Company and Franklin Insurance Company.
Certain of the statements in this press release (other than statements of historical facts) are forward-looking statements. Such forward-looking statements include estimates and assumptions related to economic, competitive and legislative developments. These forward- looking statements are subject to change and uncertainty that are, in many instances, beyond the Company’s control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect on Mercer Insurance Group, Inc. There can be no assurance that future developments will be in accordance with management’s expectations so that the effect of future developments on Mercer Insurance Group, Inc. will be those anticipated by management. Actual financial results including premium growth and underwriting results could differ materially from those anticipated by Mercer Insurance Group, Inc. depending on the outcome of certain factors, which may include changes in property and casualty loss trends and reserves; catastrophe losses; the insurance product pricing environment; changes in applicable law; government regulation and changes therein that may impede the ability to charge adequate rates; changes in accounting principles; performance of the financial markets; fluctuations in interest rates; availability and price of reinsurance; and the status of the labor markets in which the company operates.

Consolidated Statements of Income
(in thousands, except per share and share data)

	Quarter Ended
	June 30,
	2009	2008
	(unaudited)	(unaudited)

Net premiums earned	$34,952	$38,644
Investment income, net of investment expenses	3,625	3,343
Realized investment gains	402	157
Other revenue	551	564
Total revenue	39,530	42,708

Losses and loss adjustment expenses	20,761	23,975
Amortization of deferred policy acquisition costs	9,598	10,341
Other expenses	3,678	3,647
Interest expense	356	337
Total expenses	34,393	38,300

Income before income taxes	5,137	4,408
Income taxes	1,387	1,175

Net income	$3,750	$3,233

Net income per common share:
Basic	$0.61	$0.52
Diluted	$0.60	$0.51

Weighted average number of shares outstanding:
Basic	6,196,311	6,233,796
Diluted	6,298,438	6,387,750

Supplementary Financial Data

Net written premiums	$40,326	$43,749

Book value per common share	$23.87	$21.78

GAAP combined ratio	97.4%	98.2%

Consolidated Statements of Income
(in thousands, except per share and share data)

	Six Months Ended
	June 30,
	2009	2008
	(unaudited)	(unaudited)

Net premiums earned	$70,534	$77,721
Investment income, net of investment expenses	7,228	6,704
Realized investment losses	(79)	(663)
Other revenue	1,039	1,019
Total revenue	78,722	84,781

Losses and loss adjustment expenses	42,960	48,745
Amortization of deferred policy acquisition costs	19,503	20,703
Other expenses	6,569	6,842
Interest expense	708	633
Total expenses	69,740	76,923

Income before income taxes	8,982	7,858
Income taxes	2,341	2,033

Net income	$6,641	$5,825

Net income per common share:
Basic	$1.07	$0.94
Diluted	$1.06	$0.91

Weighted average number of shares outstanding:
Basic	6,188,313	6,226,772
Diluted	6,262,612	6,382,926

Supplementary Financial Data

Net written premiums	$72,182	$78,288

GAAP combined ratio	97.9%	98.2%

Consolidated Balance Sheet
(in thousands, except share amounts)

	June 30, 2009	December 31, 2008
	(unaudited)
ASSETS
Investments, at fair value:
Fixed income securities, available-for sale	$360,391	$334,087
Equity securities, at fair value	8,988	10,203
Total investments	369,379	344,290
Cash and cash equivalents	23,253	37,043
Premiums receivable	39,634	34,165
Reinsurance receivable	79,860	86,443
Prepaid reinsurance premiums	6,188	7,096
Deferred policy acquisition costs	19,586	20,193
Accrued investment income	4,315	3,901
Property and equipment, net	19,543	16,144
Deferred income taxes	8,684	9,814
Goodwill	5,416	5,416
Other assets	4,951	4,481
Total assets	$580,809	$568,986

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Losses and loss adjustment expenses	$304,041	$304,000
Unearned premiums	81,149	80,408
Accounts payable and accrued expenses	10,594	13,283
Other reinsurance balances	13,413	11,509
Trust preferred securities	15,584	15,576
Advances under line of credit	3,000	3,000
Other liabilities	4,598	3,940
Total liabilities	$432,379	$431,716

Stockholders’ Equity:
Preferred Stock, no par value, authorized 5,000,000 shares, no shares issued and outstanding	—	—
Common stock, no par value, authorized 15,000,000 shares, issued 7,074,333 shares, outstanding 6,849,268 and 6,801,095 shares	—	—
Additional paid-in capital	$71,777	$71,369
Accumulated other comprehensive income	7,367	2,494
Retained earnings	79,850	74,138
Unearned ESOP shares	(2,195)	(2,505)
Treasury Stock, 631,761 and 621,773 shares	(8,369)	(8,226)
Total stockholders’ equity	148,430	137,270
Total liabilities and stockholders’ equity	$580,809	$568,986